Exhibit (e)(1)

DISTRIBUTION AGREEMENT

This Distribution Agreement (“Agreement”) is made by and between the investment companies of the Highland Family of Funds, identified on Schedule A (each a “Fund” and collectively, the “Funds”) and Highland Capital Fund Distributors, (the “Distributor”), and is effective as of the date accepted and agreed to by the Distributor below .

WHEREAS, the Funds are registered under the Investment Company Act of 1940, as amended (“1940 Act”), and currently offer for public sale shares of beneficial interest (the “Share” or “Shares”) in the separate portfolios or series of the Funds; and

WHEREAS, the Funds wish to retain the Distributor to provide or procure services in connection with the promotion and distribution of the shares of the portfolios; and

WHEREAS, the Distributor is willing to provide or procure services for the Funds in connection with the promotion and distribution of the Shares of the portfolios;

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.	Appointment and Acceptance — The Funds hereby appoint the Distributor as a distributor of the Shares, and the Distributor hereby accepts such appointment in accordance with the terms and conditions set forth herein. As the Funds’ agent, the Distributor shall, except to the extent provided in Section 5 hereof, be the exclusive distributor for the unsold portion of the shares. All activities by the Distributor and its agents and employees as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (“SEC”) or any self-regulatory organization.

2.	Documents -The Funds have furnished or shall furnish, upon request, the Distributor with copies of the Funds’ Declarations of Trust, advisory agreements, custodian agreements, transfer agency agreements, administration agreements, current prospectuses, other material agreements with service providers, statements of additional information, and all forms relating to any plan, program or service offered by a Fund. The Funds shall furnish, within a reasonable time period, to the Distributor a copy of any amendment or supplement to any of the aforementioned documents. Upon request, the Funds shall furnish promptly to the Distributor any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statements,” “prospectuses” and “statements of additional information” shall mean any registration statement, prospectus and statement of additional information filed by a Fund with the SEC and any amendments and supplements thereto that are filed with the SEC.

3.

Sales of Shares -The Funds grant to the Distributor the right to sell the Shares as agent on behalf of the Funds, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended (“1933 Act”), the 1940 Act and of the laws governing the sale of securities in the various states (“Blue Sky Laws”), under the terms and conditions set forth in this Agreement. The Distributor shall have the right to sell as agent on behalf of the Funds, the Shares covered by the registration statements, prospectuses and statements of additional information for the Funds then in effect under the 1933 Act and 1940 Act. The Distributor agrees to comply with all applicable federal and state laws, including the NASD Conduct Rules (or comparable Financial Industry Regulatory Authority, Inc. (“FINRA”) Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules), in performing its obligations under this Agreement. The Distributor will also have the right as agent, on behalf of the Funds, to sell shares indirectly to the public through broker-dealers who are members of FINRA and who are acting as introducing brokers pursuant to clearing agreements with the Distributor (“introducing brokers”), to broker-dealers who are members of FINRA and who have entered into selling agreements with the Distributor (“participating brokers”), or through other financial intermediaries (such introducing brokers, participating brokers and financial intermediaries are collectively referred to herein as “Sub-Agents”). In performing the foregoing services as agent, on behalf of the Funds, the Distributor shall reasonably cooperate with the Chief Compliance Officer of the Funds with respect to requests for information and other assistance regarding the obligations of the Funds in respect of Rule 38a-1 under the 1940 Act. The Distributor also agrees to furnish to the Funds sufficient copies of any agreement or plans it intends to use in connection with any sales of shares in adequate time for the Funds to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared. For the avoidance of doubt, and without limiting the generality of the foregoing, the Distributor is responsible for administering, or causing to be administered, shareholder requests regarding rights of accumulation, letters of intent or other requests for shareholder breakpoints.

4.	Use of Sub-Agents; Non-exclusivity. The Distributor may employ Sub-Agents, including one or more participating brokers or introducing brokers, for the purposes of selling Shares, as the Distributor, in its sole discretion, deems advisable or desirable. Such arrangements shall be agreed to and evidenced in writing by the Distributor and the respective Sub-Agent. The Distributor may also enter into similar arrangements with other issuers and, except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the right of the Distributor, or any affiliate of the Distributor, or any employee of the Distributor, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

5.	Sales of Shares by the Funds — The Distributor will promptly transmit any orders received by it for purchase, redemption or exchange of the Shares to the Funds’ transfer agent. In addition to sales by the Distributor, the Funds reserve the right to issue shares at any time directly to their shareholders as a stock dividend or stock split or to sell shares to their shareholders or other persons at not less than net asset value to the extent that the Funds, their officers, or other persons associated with the Funds participate in the sale, or to the extent that the Funds or any transfer agent for their shares receive purchase · requests for shares.

6.	Fees and Expenses

(a)	Distributor Expenses — The Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under Federal or state law. Unless otherwise agreed to by the parties hereto in writing, the Distributor shall not be responsible for fees and expenses in connection with: (a) filing of any registration statement, printing and distributing any prospectus and/or statement of additional information under the 1933 Act and/or the 1940 Act and amendments prepared for use in connection with the offering of Shares for sale to the public sent to existing shareholders; (b) preparing, setting in type, printing and mailing the prospectuses, statements of additional information and any supplements thereto sent to existing shareholders ; (c) preparing, setting in type, printing and mailing any report (including annual and semi-annual reports) or other communications to shareholders of the Funds; and (d) the registration and qualification of Shares for sale in the various states in which the officers of the Funds shall determine it advisable to qualify such Shares for sale (including registering a Fund as a broker or dealer or any officer of a Fund as agent or salesman in any state).

(b)	Fund Expenses -The Funds shall pay or cause to be paid all expenses incurred in connection with: (i) the preparation, printing and distribution to shareholders of the prospectuses and reports and other communications to existing shareholders;

(ii) future registrations of shares under the 1933 Act and the 1940 Act; (iii) amendments of the registration statements subsequent to the initial public offering of shares; (iv) qualifications of shares for sale in jurisdictions designated by the Distributor, including under the securities or so-called “Blue Sky” laws of any State; (v) qualifications of a Fund as a dealer or broker under the laws of jurisdictions designated by the Distributor; (vi) qualification of a Fund as a foreign corporation authorized to do business in any jurisdiction if the Distributor determines that such qualification is necessary or desirable for the purpose of facilitating sales of shares; (vii) maintaining facilities for the issue and transfer of shares; and (viii) supplying information, prices and other data to be furnished by the Funds under this Agreement. A Fund may enter into arrangements with affiliates of the Funds, or other parties, providing for the payment by such affiliates, or other parties, of some or all of these expenses. The Funds shall pay any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor. [Note to draft: the allocation of expenses may vary by fund group. The allocation of expenses proposed in this agreement is to be confirmed.]

(c)	Fees -All of the fees set forth below will be paid out of amounts collected under the plans of distribution adopted by the Funds in accordance with Rule 12b-1 (“12b-1 Plans”) of the 1940 Act, to the extent there are amounts available under the 12b-1 Plans. By its signature below, Highland Capital Management Fund Advisors, L.P. (“Adviser ”) agrees that it will be responsible for payment of any fees hereunder which cannot be paid with amounts collected under the 12b-1 Plans. Unless otherwise stated, the fees set forth below shall be allocated pro rata among the Funds and, in no event shall a Fund be required to satisfy the obligations of any other Fund hereunder or under a 12b-1 Plan or an Underwriting Agreement.

7.	Public Offering Price -Except as otherwise noted in the Funds’ current prospectuses and/or statements of additional information, all Shares sold to investors by the Distributor, or the Funds shall be sold at the public offering price. The public offering price for all accepted subscriptions shall be based on the net asset value per Share, as determined in the manner described in the Funds’ current prospectuses and/or statements of additional information. The Funds shall in all cases receive the net asset value per Share on all sales, plus any applicable sales charge as set forth in a prospectus. If a fee in connection with shareholder redemptions (other than contingent deferred sales charges) is in effect, such fee shall be paid to the Funds. In no event will any applicable sales charge or underwriting discount exceed the limitations on permissible sales loads imposed by Section 22(b) of the 1940 Act and Rule 2830(d) of the NASD Conduct Rules (or comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or otherwise replaced by FINRA Conduct Rules), as either or both may be amended from time to time.

8.	Suspension of Sales — Each Fund reserves the right to suspend sales and the Distributor’s authority to process orders for Shares on behalf of that Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund.

9.	Repurchase of Shares -The Distributor will act as agent for the Funds in connection with the repurchase and redemption of shares by the Funds upon the terms and conditions set forth in the prospectuses or as the Funds acting through their Trustees may otherwise direct. The Distributor may employ such sub-agents, including one or more participating brokers or introducing brokers, for such purposes as the Distributor, in its sole discretion, shall deem to be advisable or desirable. The Funds will take such steps as are commercially reasonable to track on a share-by-share basis the aging of its shares for purposes of calculating any contingent deferred sales charges and/or distribution fees.

10.	Solicitation of Sales -In consideration of these rights granted to the Distributor, the Distributor agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. The Distributor shall review and file such materials with the SEC and/or FINRA to the extent required by the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the 1940 Act and the rules and regulations thereunder, and by the rules of FINRA. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. The Distributor will not purchase Shares from anyone other than the Funds except in accordance with Section 14 hereof, and will not take “long” or “short” positions in shares contrary to any applicable provisions of the Declarations of Trust of the Funds, as amended. The Distributor will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

11.	Independent Contractor -The Distributor shall be an independent contractor and neither the Distributor nor any of its officers or employees as such, is or shall be an employee of any of the Funds. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

12.	Oversight and Supervision of Other Parties -The Distributor may delegate to other parties (“Other Parties”) certain of its functions related to the promotion and distribution of the Shares; however, the Distributor retains responsibility and liability for such functions notwithstanding any delegation. Such arrangements shall be agreed to and evidenced in writing by the Distributor and the respective Other Party. For the term of this Agreement, the Distributor shall adequately oversee and supervise the performance of the services provided by such Other Parties that are carried out in connection with the promotion and distribution of the Shares.

13.	Authorized Representations -The Distributor is not authorized by the Funds to give any information or to make .any representations other than those contained in the registration statements, prospectuses and statements of additional information, or contained in shareholder reports or other material that may be prepared by or on behalf of any of the Funds for the Distributor’s use. Consistent with the foregoing, the Distributor may prepare and distribute or supervise the preparation and distribution of sales literature or other material as it may deem appropriate in consultation with the Funds, provided such sales literature complies with applicable law and regulations. The Funds shall advise the Distributor promptly of: (a) any action of the SEC or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of a Fund or the shares thereof, or rights to offer such shares for sale; and (b) the happening of any event which makes untrue any statement or which requires the making of any change in the registration statement or prospectus in order to make the statements therein not misleading.

14.	Securities Transactions -The Funds agree that the Distributor may effect a transaction on any national securities exchange of which it is a member for the account of each of the Funds which is permitted by Section 1l(a) of the Exchange Act.

15.	Registration of Shares — The Funds agree that they will take all action necessary to register the Shares under the 1933 Act and the 1940 Act (subject to the necessary approval of its shareholders). The Funds shall make available to the Distributor, at the Distributor’s expense, such number of copies of its prospectuses and statements of additional information as the Distributor may reasonably request. The Funds shall furnish to the Distributor copies of all information, financial statements and other papers, which the Distributor may reasonably request for use in connection with the distribution of Shares.

16.	Use of the Distributor’s Name -The Funds shall not use the name of the Distributor, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Funds in any manner without the prior written consent of the Distributor (which shall not be unreasonably withheld); provided, however, that the Distributor hereby approves all lawful uses of the names of the Distributor and its affiliates in the prospectus and statement of additional information of the Funds and in all other materials which merely refer to accurate terms to their appointment hereunder, or which are required by the SEC, FINRA or any state securities authority without the prior written consent of the Distributor.

17.	Use of the Funds’ Name -The Funds hereby approve all lawful uses of their names in any required regulatory filings of the Distributor which merely refer in accurate terms to the appointment of the Distributor hereunder, or which are required by the SEC, FINRA or any state securities authority without the prior written consent of the Funds.

18.	Insurance — The Distributor agrees to maintain fidelity bond and liability insurance coverage which is, in scope and amount, consistent with coverage customary for distribution activities relating to the Funds. The Distributor shall notify the Funds upon receipt of any notice of material , adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefor. The Distributor shall notify the Funds of any material claims against it, whether or not covered by insurance, and shall notify the Funds from time to time as may be appropriate of the total outstanding claims made by it under its insurance coverage.

19.

Indemnification -The Funds agree to indemnify and hold harmless the Distributor and each of their directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the grounds that a registration statement, prospectus, statement of additional information, shareholder reports or other information filed or made public a Fund (as from time to time amended) included an alleged untrue statement of a material fact or alleged omission of a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, the 1940 Act, or any other statute or the common law. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case: (i) is the indemnity of a Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement; or (ii) is a Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the case may be, shall have notified the particular Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims shall have been served upon the Distributor or any such person (or after the Distributor or such person shall have received notice of service on any designated agent). However, failure to notify a Fund of any claim shall not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any litigation or proceeding brought to enforce any claims, and if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any litigation or proceeding and retain counsel, the Distributor, officers or directors or controlling person(s), and any other defendant(s) in the litigation or proceeding, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any litigation or proceeding, it will reimburse the Distributor, officers or directors or controlling person(s), or any other defendant(s) in the suit covered by the indemnification set forth in this Agreement for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers, directors or controlling person(s) in connection with the issuance or sale of any of the Shares.

The Distributor also covenants and agrees that it will indemnify and hold harmless the Funds and each of their officers, trustees and each person, if any, who control a Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claims or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of: (i) any person acquiring any Shares, based upon the 1933 Act, the 1940 Act or any other statute or common law, alleging: (a) any wrongful act of the Distributor or any of its employees; or (b) that any sales literature, advertisements, information, statements or representations used or made by the Distributor or any of its affiliates or employees or that the registration statement, prospectus, or statement of additional information (as from time to time amended) included an alleged untrue statement of a material fact or an alleged omission of a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to a Fund by or on behalf of the Distributor. In no case: (i) is the indemnity of the Distributor in favor of a Fund or any person indemnified to be deemed to protect the Fund or any person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement; or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against a Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or any such person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor it shall be entitled to participate, at its own expense,. in the defense or, if it so elects, to assume the defense of any litigation or proceeding brought to enforce the claim, and if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and to any controlling person(s) or any other defendant(s) in the suit covered by the indemnification set forth in this Agreement. In the event that the Distributor elects to assume the defense of any litigation or proceeding and retain counsel, the Fund or controlling person(s), and any other defendant(s) in the litigation or proceeding, shall bear the fees and expense of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any litigation or proceeding, it will reimburse the Fund, officers or controlling person(s), or any other defendant(s) in the litigation or proceeding covered by the indemnification set forth in this Agreement , for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify a Fund promptly of the commencement of any litigation or proceeding against it, its officers, its directors or its controlling person(s) in connection with the Fund and sale of any of the Shares.

20.	Amendments of this Agreement -No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

21.	Supplemental Information -The Distributor and the Funds shall regularly consult with each other regarding the Distributor’s performance of its obligations under this Agreement. In connection therewith, the Funds shall submit to the Distributor at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act; provided, however, that nothing contained in this Agreement shall in any way limit the Funds’ right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Funds may deem advisable, such right being in all respects absolute and unconditional.

The Distributor acknowledges that the only information to be provided to it by the Funds is that contained in the registration statements, the prospectuses, the statements of additional information and reports and financial information referred to herein. Neither the Distributor nor any other person is authorized by the Funds to give any information or to make any representations, other than those contained in such documents and any sales literature or advertisements specifically approved by appropriate representatives of the Funds.

22.

Term -This Agreement shall become effective as of the date executed by the parties, and shall continue until two years from such date and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually: (i) by the Funds’ Board of Trustees; or (ii) by a vote of a majority of the outstanding voting securities of the relevant Portfolio of the Funds, provided that in either event the continuance is also approved by the majority of the Trustees of the Funds who are not interested persons (as defined in the 1940 Act) of any party to this Agreement and who have no direct or indirect financial interest in the operation of this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty on sixty (60) days’ written notice by the Funds’ Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant Portfolio of the Funds or by the Distributor. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act). Upon the termination of this Agreement, the Distributor, at the Funds’ expense and direction, shall transfer to such successor as the Funds shall specify all relevant books, records and other data established or maintained by the Distributor under this Agreement.

23.	Anti-Money Laundering -The Distributor agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT ACT) and all applicable laws and regulations promulgated thereunder. The Distributor confirms that, as soon as possible, following the request from the Funds, the Distributor will supply the Funds with copies of the Distributor’s anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Funds may reasonably request from time to time.

24.	Notice -Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by: (i) facsimile; or (ii) registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice:

If to the Funds at:

Brian Mitts

200 Crescent Court, Suite 700

Dallas, TX 75201

If to the Distributor at:

Brian Mitts

200 Crescent Court, Suite 700

Dallas, TX 75201

Or such other facsimile number or address as may be furnished by one party to the other.

25.

Confidential Information -The Distributor, its officers, directors, employees and agents will treat confidentially and as proprietary information of the Funds all records and other information related to the Funds and to prior or present shareholders or to those persons or entities who respond to the Distributor’s inquiries concerning investment in the Funds, and will not use such records and information for any purposes other than performance of its responsibilities and duties hereunder. Further, the Distributor will adhere to the privacy policies adopted by the Funds pursuant to Title V of the Gramm-Leach-Bliley

Act, 15 U.S.C. §§ 6801, et. seq, as may be modified from time to time, and any regulations adopted thereto, including Regulation S-P, as well as with any other applicable federal or state privacy laws and regulations, including, but not limited to, the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et. seq. If the Distributor is requested or required by, but not limited to, depositions, interrogatories , requests for information or documents, subpoena, civil investigation, demand or other action, proceeding or process or as otherwise required by law, statute, regulation, writ, decree or the like to disclose such information , the Distributor will provide the Funds with prompt written notice of any such request or requirement so that the Funds may seek an appropriate protective order or other appropriate remedy and/or waive compliance with this provision. If such order or other remedy is not sought, or obtained, or waiver not received within a reasonable period following such notice, then the Distributor may without liability hereunder, disclose to the person, entity or agency requesting or requiring the information, that portion of the information that is legally required in the reasonable opinion of the Distributor’s counsel.

26.	Limitation of Liability — The Distributor agrees that the obligations assumed by the Funds under this contract shall be limited in all cases to the Funds and their assets. The Distributor agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Funds. Nor shall the Distributor seek satisfaction of any such obligation from the Trustees, officers or any individual Trustee or officer of the Funds. The Distributor understands that the rights and obligations of each Fund under the Fund’s Declaration of Trust is separate and distinct from those of any and all other Funds.

Any obligations of a Fund entered into in the name or on behalf thereof by any of the Trustees or officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees or officers, shareholders , or representatives of the Fund personally, but bind only the Fund’s property, and all persons dealing with any Portfolio of Shares of the Fund must look solely to the Fund’s property belonging to such Portfolio for the enforcement of any claims against a Fund.

27.	Governing Law — This Agreement and any exhibits or schedules hereto shall be governed by, and construed in accordance with, the internal laws of the State of New York and the applicable provisions of federal law. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of federal law, the latter shall control. Each party to this Agreement hereby irrevocably consents to the jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan and the courts of the State of New York located in the County of New York in any action to enforce, interpret or construe any provision of this Agreement and waives any objection that it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over them.

THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION ,

OR IN ANY LEGAL PROCEEDING , DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Notwithstanding the foregoing, if a dispute arises between parties hereto that are members of FINRA, and such parties are unable to resolve the dispute between themselves, it shall be settled by arbitration to the extent required by and in accordance with the then existing FINRA Code of Arbitration Procedure.

28.	Entire Agreement -This Agreement embodies the entire agreement and understanding between the parties relating to fees under the Agreement and supersedes all prior agreements and understandings relating to the subject matter hereof.

29.	Force Maj eure. Notwithstanding any other provisions of this Agreement to the contrary, neither party shall not be responsible for delays or errors caused by acts of God or by circumstances beyond their reasonable control, provided that the party relying on this provision has adopted, implemented and appropriately maintained a commercially reasonable and regulatory compliant business continuity plan and makes reasonable efforts to mitigate damages.

30.	Miscellaneous -Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Funds have executed this instrument in its name and behalf, and the Distributor has executed this instrument in its name and behalf, as of the date and year first above written.

HIGHLAND CAPITAL FUND DISTRIBUTORS, INC.
By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Principal
Date: March 31, 2014

HIGHLAND CAPITAL MANAGEMENT FUND ADVISORS, L.P.
By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Operations Officer
Date: March 31, 2014

HIGHLAND FUNDS I
By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Treasurer
Date: March 31, 2014

HIGHLAND FUNDS II
By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Treasurer
Date: March 31, 2014

Schedule A

To the Distribution Agreement List

of Funds

Dated as of March 31, 2014

All Share Classes of the Following Funds:

Highland Funds I:

Highland Long/Short Equity Fund

Highland Long/Short Healthcare Fund

Highland Floating Rate Opportunities Fund

Highland/iBoxx Senior Loan ETF

Highland Funds II:

Highland Dividend Equity Fund

Highland Small-Cap Equity Fund

Highland Energy MLP Fund

Highland Fixed Income Fund

Highland Premier Growth Equity Fund

Highland Tax-Exempt Fund

Highland Total Return Fund

Highland Global Allocation Fund

Highland Special Situations Fund

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